Exhibit 4.2

Execution Version

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF APRIL 1, 2015

to

INDENTURE

dated as of March 19, 2015

between

TRONOX FINANCE LLC (as successor to EVOLUTION ESCROW ISSUER LLC),

as Issuer

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

This First Supplemental Indenture (this “Supplemental Indenture”), dated as of April 1, 2015, among Tronox Finance LLC (as successor to Evolution Escrow Issuer LLC), a Delaware limited liability company (the “Issuer”), each of the parties named in Schedule I hereto (collectively, the “Guaranteeing Entities”) and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture, dated as of March 19, 2015 (the “Indenture”), providing for the issuance of 7.50% Senior Notes due 2022 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Entities shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Entities shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture, without the consent of Holders.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Entities and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.          Capitalized Terms.      Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.          Agreement to Guarantee.      The Guaranteeing Entities hereby agree to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.          No Recourse Against Others.      No director, officer, employee, incorporator, stockholder, partner or member of the Issuer or any Guaranteeing Entity, as such, will have any liability for any obligations of the Issuer or the Guaranteeing Entities under the Notes, the Indenture, this Supplemental Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4.          NEW YORK LAW TO GOVERN.      THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.          Counterparts.      The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.          Effect of Headings.      The Section headings herein are for convenience only and shall not affect the construction hereof.

7.          The Trustee.      The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Entities and the Issuer.

8.          Ratification of Indenture.      Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore and hereafter authenticated and delivered shall be bound hereby.

SCHEDULE I

United States

Tronox Incorporated

Tronox LLC

Tronox US Holdings Inc.

Tronox Pigments LLC

Tronox Alkali Corporation

Tronox Specialty Alkali Corporation

Tronox Alkali Wyoming Corporation

Netherlands

Tronox Holdings Europe C.V.

Tronox Holdings Coöperatief U.A.

Australia

Tronox Limited

Tific Pty. Ltd.

TiO2 Corporation Pty. Ltd.

Tronox Australia Holdings Pty Limited

Tronox Australia Pigments Holdings Pty Limited

Tronox Australia Pty Ltd

Tronox Global Holdings Pty Limited

Tronox Holdings (Australia) Pty Ltd

Tronox Management Pty Ltd.

Tronox Mineral Sales Pty Ltd

Tronox Pigments Australia Holdings Pty Limited

Tronox Pigments Australia Pty Limited

Tronox Sands Holdings Pty Limited

Tronox Western Australia Pty Ltd

Tronox Worldwide Pty Limited

Yalgoo Minerals Pty. Ltd.

United Kingdom

Tronox International Finance LLP

Bahamas

Tronox Pigments Ltd

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

TRONOX FINANCE LLC

By: /s/ Richard L. Muglia
Name: Richard L. Muglia
Title: President and Secretary

U.S. GUARANTORS

Tronox Incorporated
Tronox LLC
Tronox Pigments LLC

By: /s/ Richard L. Muglia
Name:	Richard L. Muglia
Title:	Vice President and Secretary

Tronox US Holdings Inc.

By: /s/ Richard L. Muglia
Name:	Richard L. Muglia
Title:	President and Assistant Secretary

TRONOX Alkali Corporation
TRONOX Specialty Alkali Corporation
TRONOX ALKALI Wyoming Corporation

By: /s/ Katherine C. Harper
Name:	Katherine C. Harper
Title:	Senior Vice President

SIGNED, SEALED AND DELIVERED
by
Richard L. Muglia

as attorney for

Tronox Limited

Tific Pty. Ltd.

TiO2 Corporation Pty Ltd

Tronox Australia Holdings Pty Limited

Tronox Australia Pigments Holdings Pty Limited

Tronox Australia Pty Ltd

Tronox Global Holdings Pty Limited

Tronox Holdings (Australia) Pty Ltd

Tronox Management Pty Ltd

Tronox Mineral Sales Pty Ltd

Tronox Pigments Australia Holdings Pty Limited

Tronox Pigments Australia Pty Limited

Tronox Sands Holdings Pty Limited

Tronox Western Australia Pty Ltd

Tronox Worldwide Pty Limited

Yalgoo Minerals Pty. Ltd.

under power of attorney dated

in the presence of:

) ) ) ) ) ) ) ) ) ) ) )	AUSTRALIAN GUARANTORS:

/s/ Richard L. Muglia
/s/ Steven A. Kaye	By executing this agreement the attorney
Signature of witness	states that the attorney has received no
notice of revocation of the power of
Steven A. Kaye	attorney
Name of witness (block letters)

U.K. GUARANTOR:

TRONOX INTERNATIONAL FINANCE LLP

By: /s/ Richard L. Muglia
Name:	Richard L. Muglia
Title:	Authorized Representative

BAHAMAS GUARANTOR:

TRONOX PIGMENTS LTD.

By: /s/ Richard L. Muglia
Name:	Richard L. Muglia
Title:	Vice President and Secretary

NETHERLANDS GUARANTORS:

TRONOX HOLDINGS EUROPE C.V.

By: /s/ Richard L. Muglia
Name:	Richard L. Muglia
Title:	Attorney

TRONOX HOLDINGS COÖPERATIEF U.A.

By: /s/ Richard L. Muglia
Name:	Richard L. Muglia
Title:	Attorney

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By: /s/ Jane Y. Schweiger
Name:	Jane Y. Schweiger
Title:	Vice President